                                                                     Exhibit 8.1



                                                                    May 3, 2002


American Land Lease, Inc.
29399 U.S. Hwy 19 North, Suite 320
Clearwater, Florida 33761


                 Re:    Certain Federal Income Tax Matters


Ladies and Gentlemen:

          You have requested our opinion concerning certain Federal income tax considerations in connection with the offering of shares of common stock (the "Offering") by American Land Lease, Inc., a Delaware corporation ("ALL"), pursuant to a registration statement on Form S-3 as filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

          We have acted as tax counsel to ALL in connection with the Offering, and we have assisted in the preparation of the Registration Statement and certain other documents. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, the initial and continuing accuracy of a certificate containing certain factual representations and covenants of officers of ALL (the "Officers' Certificate") relating to, among other things, the actual and proposed operation of ALL and the entities in which it holds, or has held, a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not made an independent investigation of the facts and representations set forth in the Officers' Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representations that the information presented in such documents (including representations as to the nature of the Company's assets and operations in prior years), or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief.

American Land Lease, Inc.
May 3, 2002
Page  2


Representations upon which we are relying relate, in part, to periods during which, and transactions in which, we did not represent the Company. We have also relied upon conclusions 1., 2., and 3., and the analysis corresponding thereto, contained in the opinion of Ernst & Young LLP, dated December 31, 1998, as described in the Registration Statement.

          In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

          Our opinion is also based on the correctness of the following assumptions: (i) ALL and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant partnership agreement or other organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other state under the laws of which any of the entities comprising the Company have been formed, and
(iii) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms, without regard to any parol evidence.

          In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a

American Land Lease, Inc.
May 3, 2002
Page  3


guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

          We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

          Based on the foregoing, we are of the opinion that:

          1. Commencing with the 1998 taxable year, ALL was organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and its actual method of operation from January 1, 1998 through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. We express no opinion with respect to any taxable year of ALL ended prior to 1998, or any period after the date hereof. As noted in the Registration Statement, ALL's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements with respect to the source of income, composition of assets, distribution levels and diversity of stock ownership, and various other requirements imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of ALL's operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

          2. Although the discussion set forth in the Registration Statement under the caption "Federal Income Tax Considerations of the Company" does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of ALL common stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the ownership and disposition of ALL common stock, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of ALL common stock by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion

American Land Lease, Inc.
May 3, 2002
Page  4


     set forth in "Federal Income Tax Considerations of the Company" as applied to any particular holder.

          We express no opinion on any issue relating to ALL or the Company or any investment therein, other than as expressly stated above.

          This opinion is intended for the exclusive use of the Company and, except as set forth herein, it may not be used, circulated, quoted or relied upon for any purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP